                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 5, 1996
                                                   --------------


                          Commission File No.  0-24300
                                               -------


                              NORRELL CORPORATION
                              -------------------
             (Exact name of registrant as specified in its charter)





            GEORGIA                                             58-0953709
-------------------------------                             ------------------
(State or other jurisdiction or                              (I.R.S. Employer
incorporation or organization)                              Identification No.)



  3535 Piedmont Road, NE, Atlanta, GA                              30305
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code (404)240-3000
                                                   -------------




                                 Not Applicable
--------------------------------------------------------------------------------
             Former name, former address and former fiscal year,
                        if changed since last report.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

On August 5, 1996, Norrell Corporation and its affiliate N. Acquisition Corporation (collectively "Norrell"), acquired all of the issued and outstanding stock of American Technical Resources, Inc. ("ATR") in exchange for 1,000,000 shares of Norrell Corporation common stock in a transaction accounted for as a pooling of interests.

Founded in 1985, ATR is an information technology staffing company that specializes in providing computer professionals for short- and long-term assignments. The company provides contract programming, contract recruiting, and payrolling services to commercial clients and currently employs more than 700 professionals. In addition to its headquarters in McLean, Virginia, ATR has branch offices in Colorado Springs and Atlanta.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.
                 1. Financial statements of American Technical Resources, Inc. as of July 31, 1996 (unaudited) and October 31, 1995 (audited).

         (b)      Pro forma financial information.
                 1. Norrell Corporation pro forma combined balance sheet as of July 28, 1996 (unaudited).
                 2. Norrell Corporation pro forma combined statement of income for the nine month period ended July 28, 1996 (unaudited).
                 3. Norrell Corporation pro forma combined statements of income for the years ended October 29, 1995, October 30, 1994 and October 31, 1993 (unaudited).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NORRELL CORPORATION
                                        (REGISTRANT)




Date:  September 30, 1996               By:  S./C. Kent Garner
                                             -----------------
                                             C. Kent Garner
                                             Vice President and
                                             Chief Financial Officer
                                             (On behalf of the Registrant and
                                             as Chief Accounting Officer)

                       AMERICAN TECHNICAL RESOURCES, INC.


                    FINANCIAL STATEMENTS AS OF JULY 31, 1996
                              AND OCTOBER 31, 1995
                                 TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
American Technical Resources, Inc.:

We have audited the accompanying balance sheet of AMERICAN TECHNICAL RESOURCES, INC. (a Virginia corporation) as of October 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Technical Resources, Inc. as of October 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 16, 1996

                       AMERICAN TECHNICAL RESOURCES, INC.

                                 BALANCE SHEETS

                       JULY 31, 1996 AND OCTOBER 31, 1995



                                  ASSETS                                           1996             1995
----------------------------------------------------------------------          -----------     -----------
                                                                                (UNAUDITED)
CURRENT ASSETS:
  Cash and short-term investments                                               $   31,451      $   12,023
  Accounts receivable, trade, net                                                5,904,949       5,478,489
  Employee advances                                                                 22,222          24,772
  Notes receivable                                                                       0          58,275
  Prepaid expenses                                                                 319,140          21,165
  Accounts receivable, other                                                         5,035           1,320
                                                                                ----------      ----------
       Total current assets                                                      6,282,797       5,596,044
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION
                                                                                   355,567         240,326
INVESTMENTS                                                                              0          30,000
DEPOSITS                                                                            40,869          40,869
                                                                                ----------      ----------
       Total assets                                                             $6,679,233      $5,907,239
                                                                                ==========      ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY                             1996             1995
----------------------------------------------------------------------          -----------     -----------
                                                                                (UNAUDITED)
CURRENT LIABILITIES:
  Note payable--line of credit                                                  $2,070,410      $2,194,486
  Accounts payable                                                                 524,578         222,546
  Accrued expenses                                                                  41,940          35,571
  Accrued vacation                                                                  83,185          79,251
  Accrued income taxes                                                              75,323          25,038
  Accrued salaries, wages, and bonuses                                             647,121         654,149
  Leases payable                                                                    12,740               0
                                                                                ----------      ----------
       Total current liabilities                                                 3,455,297       3,211,041
                                                                                ----------      ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock                                                                       4,000           4,000
  Retained earnings                                                              3,219,936       2,692,198
                                                                                ----------      ----------
       Total stockholders' equity                                                3,223,936       2,696,198
                                                                                ----------      ----------
       Total liabilities and stockholders' equity                               $6,679,233      $5,907,239
                                                                                ==========      ==========



      The accompanying notes are an integral part of these balance sheets.

                       AMERICAN TECHNICAL RESOURCES, INC.


                              STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED JULY 31, 1996 AND

                        THE YEAR ENDED OCTOBER 31, 1995



                                                      1996              1995
                                                   -----------      -----------
                                                   (UNAUDITED)
REVENUES                                           $27,099,877      $29,725,669

COST OF SERVICES                                    20,673,541       22,756,405
                                                   -----------      -----------
       Gross profit                                  6,426,336        6,969,264

                                                   -----------      -----------
OPERATING EXPENSES                                   5,327,913        5,808,096
                                                   -----------      -----------

INCOME FROM OPERATIONS                               1,098,423        1,161,168

OTHER EXPENSES:
  Interest                                             156,671          200,733
  Other                                                 53,855           74,404
                                                   -----------      -----------
INCOME BEFORE INCOME TAXES                             887,897          886,031

INCOME TAXES                                           355,159          354,412
                                                   -----------      -----------
NET INCOME                                         $   532,738      $   531,619
                                                   ===========      ===========




        The accompanying notes are an integral part of these statements.

                       AMERICAN TECHNICAL RESOURCES, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED JULY 31, 1996 AND

                        THE YEAR ENDED OCTOBER 31, 1995




                                           COMMON      RETAINED
                                           STOCK       EARNINGS         TOTAL
                                           ------     ----------     ----------
STOCKHOLDERS' EQUITY, NOVEMBER 1, 1994     $4,000     $2,160,579     $2,164,579

  Net income                                    0        531,619        531,619
                                           ------     ----------     ----------
STOCKHOLDERS' EQUITY, OCTOBER 31, 1995      4,000      2,692,198      2,696,198


  Net income                                    0        532,738        532,738
  Distributions                                 0         (5,000)        (5,000)
                                           ------     ----------     ----------
STOCKHOLDERS' EQUITY, JULY 31, 1996
  (UNAUDITED)                              $4,000     $3,219,936     $3,223,936
                                           ======     ==========     ==========





        The accompanying notes are an integral part of these statements.

                       AMERICAN TECHNICAL RESOURCES, INC.


                            STATEMENTS OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED JULY 31, 1996 AND

                       THE YEAR ENDED OCTOBER 31, 1995

                                                                                               1996            1995
                                                                                           -----------      ----------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                $ 532,738       $  531,619
                                                                                            ---------       ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                              84,267           82,070
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                                        (430,175)      (1,055,943)
      Decrease in employee advances                                                             2,550            3,590
      Decrease (increase) in notes receivable                                                  58,275          (58,275)
      (Increase) decrease in prepaid expenses                                                (434,339)          24,025
      Increase in deposits                                                                          0           (2,367)
      Increase (decrease) in accounts payable and accrued expenses                            308,401           (3,109)
      (Decrease) increase in accrued salaries and wages                                        (7,028)         283,565
      Increase in accrued vacation                                                              3,934           79,251
      Increase in leases payable                                                               12,740                0
      Increase (decrease) in accrued income taxes                                             186,649         (377,606)
                                                                                            ---------       ----------
        Total adjustments                                                                    (214,726)      (1,024,799)
                                                                                            ---------       ----------
        Net cash provided by (used in) operating activities                                   318,012         (493,180)
                                                                                            ---------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                        (199,508)        (164,787)
  Sale (purchase) of investment                                                                30,000          (30,000)
                                                                                            ---------       ----------
        Net cash used in investing activities                                                (169,508)        (194,787)
                                                                                            ---------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from line of credit                                                           (124,076)         564,120
  Principal payments on term loans                                                                  0          (30,000)
  Dividends paid                                                                               (5,000)               0
                                                                                            ---------       ----------
        Net cash (used in) provided by financing activities                                  (129,076)         534,120
                                                                                            ---------       ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              103,522         (153,847)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                 12,023          165,870
                                                                                            ---------       ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                    $  31,451       $   12,023
                                                                                            =========       ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                                                $ 154,052       $  198,594
                                                                                            =========       ==========

    Income taxes                                                                            $ 305,009       $  681,263
                                                                                            =========       ==========

  Noncash investing activities:
    Equipment acquired under capitalized leases                                             $  16,750       $        0
                                                                                            =========       ==========



        The accompanying notes are an integral part of these statements.

                       AMERICAN TECHNICAL RESOURCES, INC.


                         NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 1996 AND OCTOBER 31, 1995

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         American Technical Resources, Inc. ("ATR" or the "Company") was established in 1985 to provide technical service personnel to various public and private businesses and organizations requiring temporary personnel in the areas of computer technology and engineering. The Company's client base is located principally within the Washington, D.C. metropolitan area; Colorado Springs, Colorado; and Atlanta, Georgia.

         The following is a summary of significant accounting policies followed in the preparation of these financial statements:

                 - CASH AND CASH EQUIVALENTS. For purposes of the statements of cash flows, the Company considers substantially all highly liquid investments (with the exception of certificates of deposit) with a maturity of three months or less to be cash equivalents.

                 - PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost, less accumulated depreciation. Depreciation expense is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are charged against income as incurred; betterments which increase the values or materially extend the lives of the related assets are capitalized.

                 - ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the dates of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                 - INCOME TAXES. The Company records tax expense and tax accruals on the same basis as presented in the corporate tax return. Timing differences between book and tax depreciation, calculated in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," are not material.

2.       ACCOUNTS RECEIVABLE, TRADE

         Total accounts receivable, trade, consisted of the following as of July 31, 1996 and October 31, 1995:

                                                         1996           1995
                                                      -----------    ----------
                                                      (UNAUDITED)
                 Current                              $3,675,997     $3,516,422
                 30-60 days                            1,771,823      1,749,944
                 60-90 days                              482,398        145,763
                 Over 90 days                            269,030        231,570
                                                      ----------     ----------
                       Accounts receivable, billed     6,199,248      5,643,699
                 Less overpayments and allowances        173,429         93,498
                                                      ----------     ----------
                       Total accounts receivable       6,025,819      5,550,201
                 Allowance for uncollectibles           (120,870)       (71,712)
                                                      ----------     ----------
                         Accounts receivable, net     $5,904,949     $5,478,489
                                                      ==========     ==========


3.       INVESTMENT

         On November 7, 1994, the Company invested a total of $30,000 in common stock as part of an affiliation agreement with several firms engaged in the same type of business but in different geographical markets. The investment was liquidated at cost in late 1995 upon disaffiliation with the group. Expenses of $128,259 were incurred relative to the group affiliation.

4.       NOTES PAYABLE

         The Company is liable for a secured note under a revolving line-of-credit agreement with interest at the lower of a LIBOR-based rate or a prime-based rate (8.75% at October 31, 1995), payable monthly, with an expiration date of July 31, 1997. The maximum credit line is $4 million, not to exceed 80% of billed accounts receivable under 90 days old, plus 80% of unbilled billable accounts, as defined in the loan agreement. The Company's assets have been pledged as security for the credit line, and the note is personally guaranteed by the Company's stockholders (Note 6). The loan agreement contains restrictive covenants which require a debt-to-worth ratio not greater than 2 to 1 and a ratio of current assets to current liabilities not less than 1.1 to 1. It also restricts the Company's ability to obtain additional financing, make loans, etc.

         The Company was also liable for a note payable due in full by July 31, 1995. The note, dated July 25, 1994 and bearing interest at prime plus 1%, has been paid in full.

5.       REVENUE

         Total revenue consisted of the following as of July 31, 1996 and October 31, 1995:

                                                     1996              1995
                                                  -----------      -----------
                                                  (UNAUDITED)
                 Temporary placements             $26,842,214      $29,524,691
                 Permanent placement fees             205,913          151,890
                 Staffing                              51,750           49,088
                                                  -----------      -----------
                                                  $27,099,877      $29,725,669
                                                  ===========      ===========


6.       RELATED-PARTY TRANSACTIONS

         The stockholders are the principal guarantors of the Company's line of credit (Note 4). As compensation for such guarantee, each stockholder receives a quarterly fee of $2,500.

7.       PROFIT-SHARING PLAN

         The Company established a 401(k) profit-sharing plan, effective January 1, 1987, which covers substantially all employees. The original plan was replaced by a prototype plan, effective January 1, 1995, which provides for participant-directed accounts. All assets were transferred to the prototype plan during 1995. A contribution of $60,000 has been approved by the board of directors for the plan year ended December 31, 1995 and was allocated totally to the 401(k) matching accounts. This amount was funded by the Company in February 1996. The contribution for the plan year ended December 31, 1996 has not yet been made.

8.       FINANCIAL DEPENDENCE AND CREDIT RISK

         Financial instruments which subject ATR to concentrations of credit risk consist principally of trade receivables. A significant portion of the Company's revenue was derived from one major client during the nine months ended July 31, 1996 and the year ended October 31, 1995. Specifically, this client accounted for approximately 26% and 32% of total revenue for the nine months ended July 31, 1996 and the year ended October 31, 1995, respectively. Although ATR's exposure to credit risk associated with nonpayment by this client is affected by conditions or occurrences within the customer's operations, 95% and 97% of trade receivables from the major client were under 90 days old at July 31, 1996 and October 31, 1995, respectively. Although one client accounted for 21% and 31% of ATR's receivables at July 31, 1996 and October 31, 1995, respectively, ATR performs ongoing credit evaluations of its clients and maintains an allowance for potential credit losses.

9.       COMMITMENTS AND CONTINGENCIES

         ATR self-insures its health and life insurance up to $50,000 per participant. The self-insurance claim liability, which is included in accounts payable, is determined based on claims filed and an estimate of claims incurred but not yet reported.

10.      LEASE COMMITMENTS

         The Company leases office space in McLean, Virginia, under a lease agreement which expires August 31, 2004. The lease has termination options at the end of years five and seven that require payment of a cancellation fee and reimbursement of certain unamortized improvement costs. The Company also leases properties in Atlanta and Colorado Springs under lease agreements that expire in 1998. The leases for all properties provide for the payment of a pro rata share of operating expenses by ATR.

         Future minimum payments, in the aggregate, under operating leases with initial or remaining terms of one year or more consist of the following at October 31, 1995:

                 1995                                    $  259,954
                 1996                                       290,271
                 1997                                       264,011
                 1998                                       240,837
                 1999                                       244,111
                 2000                                       907,033
                                                         ----------
                 THEREAFTER                              $2,206,217
                                                         ==========

                      NORRELL CORPORATION AND SUBSIDIARIES

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined balance sheet as of July 28, 1996 presents the financial position of Norrell Corporation (the "Company") and American Technical Resources, Inc. ("ATR") assuming the acquisition had been consummated as of the balance sheet date. The following unaudited pro forma combined statements of income for the nine months ended July 28, 1996 and for the years ended October 29, 1995, October 30, 1994 and October 31, 1993, present the combined results of the continuing operations of the Company and ATR assuming the acquisition had been consummated at the beginning of the periods indicated. The statements include all material adjustments necessary to present the combined historical results under these assumptions.

The pro forma information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1995 Annual Report on Form 10-K and Form 10-Q for the third quarter of 1996.

The pro forma financial information is not necessarily indicative of the actual financial position and results of operations of the Company, nor does it purport to indicated the future financial position or results of operations of the Company.

                      NORRELL CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JULY 28, 1996
                                  (Unaudited)
                    (in thousands, except per share amounts)

                                                                      Historical
                                                              ---------------------------
                                                                Norrell                         Pro Forma
                                                              Corporation           ATR        Adjustments   Pro Forma
                                                              --------------------------------------------------------
ASSETS
------
CURRENT ASSETS
  Cash                                                         $   7,412          $    31                    $   7,443
  Accounts receivable, net                                       129,272            5,905                      135,177
  Deferred income taxes                                            6,192                0                        6,192
  Prepaid and refundable income taxes                                996                0                          996
  Other current assets                                             3,735              346                        4,081
                                                               ---------          -------                    ---------
    Total current assets                                         147,607            6,282                      153,889
                                                               ---------          -------                    ---------

PROPERTY AND EQUIPMENT, less
  accumulated depreciation                                        12,292              356                       12,648
                                                               ---------          -------                    ---------
NONCURRENT DEFERRED INCOME TAXES                                  10,763                0                       10,763
                                                               ---------          -------                    ---------

OTHER ASSETS
  Intangibles, net of amortization                                45,346                0                       45,346
  Investments and other assets                                    25,844               41                       25,885
                                                               ---------          -------                    ---------
    Total other assets                                            71,190               41                       71,231
                                                               ---------          -------                    ---------

TOTAL ASSETS                                                   $ 241,852          $ 6,679                    $ 248,531
                                                               =========          =======                    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
  Current maturities of long-term debt                         $     575          $ 2,070                    $   2,645
  Accounts payable and accrued expenses                           75,651            1,323                       76,974
  Deferred revenue                                                 8,480                0                        8,480
  Accrued income taxes                                               188               75                          263
                                                               ---------          -------                    ---------
    Total current liabilities                                     84,894            3,468                       88,362

LONG-TERM DEBT, less current maturities                           30,673                0                       30,673
LONG-TERM ACCRUED EXPENSES                                        38,602                0                       38,602
                                                               ---------          -------                    ---------

    Total liabilities                                            154,169            3,468                      157,637
                                                               ---------          -------                    ---------

SHAREHOLDERS' EQUITY
  Common stock                                                       225                4           6 (b)          235
  Treasury stock                                                    (515)               0                         (515)
  Additional paid-in-capital                                      43,417                0          (6)(b)       43,411
  Notes receivable from officers and employees                      (149)               0                         (149)
  Retained earnings                                               44,705            3,207                       47,912
                                                               ---------          -------                    ---------

    Total shareholders' equity                                    87,683            3,211                       90,894
                                                               ---------          -------                    ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 241,852          $ 6,679                    $ 248,531
                                                               =========          =======                    =========

See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED OCTOBER 29, 1995
                                  (Unaudited)
                    (in thousands, except per share amounts)



                                                        Historical
                                              -------------------------
                                                Norrell                         Pro Forma
                                              Corporation         ATR          Adjustments   Pro Forma
                                              ---------------------------------------------------------
REVENUES                                      $ 812,635        $ 29,725                       $ 842,360

COST OF SERVICES                                633,761          22,756                         656,517
                                              ---------        --------                       ---------

  Gross profit                                  178,874           6,969                         185,843

OPERATING EXPENSES
  General and administrative                    143,783           5,726                         149,509
  Depreciation and amortization                   4,415              82                           4,497
                                              ---------        --------                       ---------
  Total operating expenses                      148,198           5,808                         154,006

  Income from operations                         30,676           1,161                          31,837

OTHER EXPENSE
  Interest                                          164             201                             365
  Other                                           1,554              74                           1,628
                                              ---------        --------                       ---------

INCOME BEFORE INCOME TAXES                       28,958             886                          29,844

INCOME TAXES                                     12,164             354                          12,518
                                              ---------        --------                       ---------

NET INCOME                                    $  16,794        $    532                       $  17,326
                                              =========        ========                       =========

EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE                     $    0.72                                       $    0.71
                                              =========                                       =========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                             23,356                         1,000 (a)        24,356
                                              =========                         =====         =========




See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED OCTOBER 30, 1994
                                  (Unaudited)
                    (in thousands, except per share amounts)



                                                        Historical
                                              -------------------------
                                                Norrell                         Pro Forma
                                              Corporation         ATR          Adjustments   Pro Forma
                                              ---------------------------------------------------------
REVENUES                                      $ 680,807        $ 21,114                       $ 701,921

COST OF SERVICES                                527,256          16,074                         543,330
                                              ---------        --------                       ---------

  Gross profit                                  153,551           5,040                         158,591

OPERATING EXPENSES
  General and administrative                    124,599           3,659                         128,258
  Depreciation and amortization                   5,280              58                           5,338
                                              ---------        --------                       ---------
  Total operating expenses                      129,879           3,717                         133,596

  Income from operations                         23,672           1,323                          24,995

OTHER (INCOME) EXPENSE
  Recovery of preferred stock investment         (5,000)              -                          (5,000)
  Interest                                        1,821             135                           1,956
  Other                                             369              39                             408
                                              ---------        --------                       ---------

INCOME BEFORE INCOME TAXES                       26,482           1,149                          27,631

INCOME TAXES                                     11,368             459                          11,827
                                              ---------        --------                       ---------

NET INCOME                                    $  15,114        $    690                       $  15,804
                                              =========        ========                       =========
EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE                     $    0.69                                       $    0.69
                                              =========                                       =========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                             21,782                         1,000 (a)        22,782
                                              =========                         =====         =========




See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED JULY 28, 1996
                                  (Unaudited)
                    (in thousands, except per share amounts)

                                                               Historical
                                                     -------------------------
                                                        Norrell                         Pro Forma
                                                      Corporation         ATR          Adjustments   Pro Forma
                                                     ---------------------------------------------------------
REVENUES                                             $ 707,762         $ 27,100                      $ 734,862

COST OF SERVICES                                       557,468           20,674                        578,142
                                                     ---------         --------                      ---------

  Gross profit                                         150,294            6,426                        156,720

OPERATING EXPENSES
  General and administrative                           117,234            5,244                        122,478
  Depreciation and amortization                          3,781               84                          3,865
                                                     ---------         --------                      ---------
  Total operating expenses                             121,015            5,328                        126,343

  Income from operations                                29,279            1,098                         30,377

OTHER EXPENSE
  Interest                                                 442              156                            598
  Other                                                    487               54                            541
                                                     ---------         --------                      ---------

INCOME BEFORE INCOME TAXES                              28,350              888                         29,238

INCOME TAXES                                            10,913              355                         11,268
                                                     ---------         --------                      ---------

NET INCOME                                           $  17,437         $    533                      $  17,970
                                                     =========         ========                      =========

EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE                            $    0.72                                       $    0.72
                                                     =========                                       =========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                    24,125                          1,000 (a)       25,125
                                                     =========                          =====        =========

See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED OCTOBER 31, 1993
                                  (Unaudited)
                    (in thousands, except per share amounts)

                                                               Historical
                                                     -------------------------
                                                        Norrell                         Pro Forma
                                                      Corporation         ATR          Adjustments   Pro Forma
                                                     ---------------------------------------------------------
REVENUES                                             $ 562,178         $ 14,570                      $ 576,748

COST OF SERVICES                                       425,058           11,229                        436,287
                                                     ---------         --------                      ---------

  Gross profit                                         137,120            3,341                        140,461

OPERATING EXPENSES
  General and administrative                           110,183            2,977                        113,160
  Depreciation and amortization                          7,585               47                          7,632
  Write-off of goodwill                                  6,584                0                          6,584
  Write-off of software development costs                1,527                0                          1,527
  Provision for lease, legal and other charges           1,381                0                          1,381
                                                     ---------         --------                      ---------
  Total operating expenses                             127,260            3,024                        130,284

  Income from operations                                 9,860              317                         10,177

OTHER EXPENSE
  Interest                                               3,716               81                          3,797
  Other                                                    389                9                            398
                                                     ---------         --------                      ---------

INCOME BEFORE INCOME TAXES                               5,755              227                          5,982

INCOME TAXES                                             2,609               90                          2,699
                                                     ---------         --------                      ---------

NET INCOME                                           $   3,146         $    137                      $   3,283
                                                     =========         ========                      =========

EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE                            $    0.13                                       $    0.13
                                                     =========                                       =========

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                    23,872                          1,000 (a)       24,872
                                                     =========                          =====        =========




See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES

       NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(a) To reflect the increase in the number of common shares outstanding for the issuance of Company stock to effect the pooling of ATR.

(b) To eliminate the shareholders' equity of the acquired company and to reflect the issuance of additional shares of common stock to effect the pooling of ATR.